Exhibit 99.1

Assurant Realigns Executive Team to Support Global Growth Strategy

Keith Meier Named Chief Financial Officer
Francesca Luthi Appointed Chief Operating Officer

ATLANTA, Nov. 15, 2023 – Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects, and connects major consumer purchases, today announced the realignment of its executive team to support its global growth strategy and sustain business momentum by appointing Keith Meier as chief financial officer and Francesca Luthi as chief operating officer, effective immediately.
As chief financial officer (CFO), Keith Meier will have oversight of Assurant’s global finance and technology organizations and continue to report to Assurant president and CEO Keith Demmings. Meier started his career at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), specializing in insurance. During his 25-year tenure at Assurant, he has held leadership roles within several of Assurant’s global businesses. As Head of International, he successfully improved the underlying performance of the company’s European operations and expanded its global footprint in key markets, including establishing a leadership position in Japan. Most recently, Meier served as chief operating officer during which he integrated the company’s operations and technology teams, driving technology innovation to reduce cost-to-serve while enhancing the customer experience for Assurant’s major lines of business.
“Keith’s appointment represents our ability to deploy our deep bench of talent from a position of strength, building on our strong momentum and accelerating long-term profitable growth,” said Demmings. “He brings a unique combination of financial, business, and commercial expertise and a commitment to drive shareholder value through strategic investments and disciplined capital allocation. His track record of delivering business growth and digital innovation will strengthen our competitive advantage in the market.”
As CFO, Meier will be responsible for leading Assurant’s global finance organization, including its business finance, accounting, actuarial, tax, treasury, asset management, internal audit, and investor relations functions. Additionally, he will maintain oversight of the company’s global technology organization to continue to foster innovation and efficiency in support of Assurant’s client growth strategies.
Meier succeeds Richard Dziadzio who, after seven years with the company, will be leaving Assurant. Demmings commented, "We thank Richard for his many contributions and dedication to excellence during his tenure with Assurant.” Dziadzio oversaw the implementation of the company’s global operating model in finance to support business transformation, while also advancing the company’s prudent capital management strategy. He will remain with Assurant until mid-March of 2024 to support an orderly transition.
The company also announced today that, effective immediately, Francesca Luthi has been named chief operating officer (COO), continuing to report to Keith Demmings. She will take responsibility for Assurant’s global operations and the company’s centers of excellence for customer experience, data analytics, and digital and artificial intelligence transformation. To further accelerate Assurant’s strategic priorities, Luthi will maintain oversight of the company’s people organization, communications, sustainability, diversity, equity and inclusion (DEI), global sourcing, and facilities functions.
According to Demmings, “With more than 7,000 employees across our global operations, Francesca’s appointment as COO will drive significant business value and advance our progress in connecting and delivering superior employee and customer experiences. She is a proven global change agent within Assurant, and a champion of our culture, who will focus on accelerating value realization through the ongoing deployment of emerging technologies and a steadfast focus on operational excellence.”
As chief administrative officer and acting chief human resources officer, Luthi led a transformation of the People Organization to strengthen Assurant’s culture and empower its 13,700 employees worldwide to deliver on the company’s growth and innovation agenda. As part of this effort, she designed and executed Assurant’s “Future of Work” program, including resetting talent strategies, enabling flexible ways of working, and restructuring the company’s corporate real estate portfolio to evolve Assurant’s workplace environment and consistently increase employee engagement. Through the deployment of emerging technologies, she drove meaningful improvements to the employee experience while also driving scale efficiencies.
“Keith and Francesca exemplify the depth and breadth of our executive bench. I am confident that in these new roles they will accelerate growth for the benefit of our clients, employees and shareholders,” Demmings concluded.
About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on X (formerly Twitter) @Assurant.
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Media Contact:
Stacie Sherer
Vice President, Corporate Communications
917.420.0980
stacie.sherer@assurant.com

Investor Relations Contact:
Sean Moshier
Vice President, Investor Relations
914.204.2253
sean.moshier@assurant.com